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                    CLIFTON SAVINGS BANCORP, INC. ANNOUNCES
                        4TH QUARTER AND YEAR END RESULTS

         Clifton, New Jersey - April 29, 2005 -- Clifton Savings Bancorp, Inc. (NASDAQ: CSBK) (the "Company"), the holding company of Clifton Savings Bank, S.L.A. (the "Bank"), today announced the results of its operations for the three months and year ended March 31, 2005. Net income was $1.53 million for the three months ended March 31, 2005, an increase of $691,000, or 82.6%, as compared to $837,000 for the three months ended March 31, 2004. Both basic and diluted earnings per common share were $0.05 for the three months ended March 31, 2005, and $0.03 for the three months ended March 31, 2004.

           Net income was $5.3 million for the year ended March 31, 2005, an increase of $1.6 million, or 43.2%, as compared to $3.7 million for the year ended March 31, 2004. "These excellent results reflect our commitment to growth, rooted is the sound financial principles our Bank has practiced for more than 75 years," said John A. Celentano, Jr., Chairman of the Board and Chief Executive Officer of the Company. Both basic and diluted earnings per common share were $0.18 for the year ended March 31, 2005 and $0.13 for the year ended March 31, 2004. The $0.05 cash dividend paid during the quarter ended March 31, 2005 was an increase over the previous three quarterly dividends of $0.03 each. No cash dividends were paid during the year ended March 31, 2004, since the Company was not a public company until March 3, 2004.

         Net interest income increased $1.2 million, or 30.8%, for the three months ended March 31, 2005, to $5.1 million as compared to $3.9 million for three months ended March 31, 2004, reflecting an increase of $105.4 million in net interest-earning assets and a 43 basis point increase in the net interest margin. Average interest-earning assets increased $60.5 million, or 80.6%, which consisted of increases of $99.3 million in loans, $42.4 million in mortgage-backed securities, and $60.4 million in investment securities, partially offset by a decrease of $141.6 million in other interest-earning assets. Mortgage-backed securities and investment securities increased primarily due to the redeployment of cash received in our initial public stock offering into higher yielding assets. The increase leverage strategy that was implemented during the year. Average interest-bearing liabilities decreased $44.8 million, or 6.7%, which consisted of a decrease of $118.0 million in interest-bearing deposits, partially offset by an increase of $73.2 million in borrowings. Net interest margin increased to 2.51% for the quarter ended March 31, 2005 from 2.08% for the quarter ended March 31, 2004. The net interest rate spread increased 10 basis points as the 61 basis point increase to 4.24% in average interest yield earned on interest-earning assets was sufficient to offset the 51 basis point increase to 2.25% in the average rate paid on interest-bearing liabilities. These increases in yields and costs reflect an increase in the short term interest rate environment experienced during the quarter ended March 31, 2005.

             Net interest income increased $5.0 million, or 35.7%, to $19.0 million for the year ended March 31, 2005, as compared to $14.0 million for year ended March 31, 2004 reflecting an increase of $119.6 million in net interest-earning assets. The net interest margin decreased 5 basis points to 1.96% for the year ended March 31, 2005 from 2.01% for the year ended March 31, 2004 Average interest-earning assets increased $138.5 million, or 22.1%, which consisted of increases of $92.4 million in loans, $38.5 million in mortgage-backed securities, and $37.2 million in investment securities, partially offset by a decrease of $29.6 million in other interest-earning assets. Average interest-bearing liabilities increased $18.9 million, or 3.4%, which consisted of an increase of $42.6 million in borrowings partially offset by a decrease of $23.7 million in interest-bearing deposits. The net interest margin increased to 2.48% for the year ended March 31, 2005, from 2.23% for the year ended March 31, 2004. The net interest rate spread decreased 5 basis points as the average interest yield earned on interest-earning assets remained constant at 4.09% while the average rate paid on interest-bearing liabilities increased by 5 basis points to 2.13%.


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            The $260,000 provision for loan losses recorded during the year ended March 31, 2005 and the $25,000 provision recorded during the three months ended March 31, 2005 were the result of the gross loan portfolio increasing $104.4 million, or 41.6%, from $250.8 million at March 31, 2004 to $355.2 million at March 31, 2005. The majority of the increase was in one-to-four-family residential real estate loans, which increased $101.4 million, or 43.3%, for the year. "We're particularly encouraged by our increased portfolio of home mortgages, which demonstrates our role as a community-based Bank with a commitment to all the people in the communities in which we offer financial services," said Mr. Celentano. Non-performing loans decreased from $122,000 at March 31, 2004 to $1,000 at March 31, 2005. The percentage of non-performing loans to total loans has remained consistently low, ranging from ..05% at March 31, 2004 to less than .01% at March 31, 2005.

         Non-interest expense increased to $2.67 million for the three months ended March 31, 2005, as compared to $2.54 million for the three months ended March 31, 2004, an increase of $129,000, or 5.1%. The components of non-interest expenses which experienced the most significant change were salaries and employee benefits, net occupancy expense of premises and miscellaneous expenses, which increased $148,000, $38,000 and $103,000, respectively, which were partially offset by a decrease in legal fees of $206,000. The 11.0% increase in salaries and employee benefits was largely due to normal salary increases and additional personnel hired in the branch operations, accounting and internal audit areas. The 16.7% increase in net occupancy expense is due to the additional costs associated with the expansion of various branch locations. The 37.3% increase in miscellaneous expenses is mainly attributable to the additional costs of being a public entity. The 82.4% decrease in legal fees was the result of the abatement of litigation brought against the Bank in connection with the Bank's reorganization into the mutual holding company structure which were recognized during the three months ended March 31, 2004.

           Non-interest expense increased to $10.3 million for the year ended March 31, 2005, as compared to $8.2 million for the year ended March 31, 2004, an increase of $2.1 million or 25.6%. The components of non-interest expenses which experienced significant change were salaries and employee benefits, net occupancy expense of premises and miscellaneous expenses, which increased $1.3 million, $162,000 and $361,000, respectively. The 30.8% increase in salaries and employee benefits was largely due to the cost of stock compensation plans implemented upon the Company's initial stock offering which totaled $933,000 during the year ended March 31, 2005 as compared to $248,000 during the year ended March 31, 2004. In addition to the stock compensation plans and normal wage increases, the Company added personnel to staff new and expanded branch locations and hired two individuals to fill the Company's newly created controller and internal auditor positions. The 20.7% increase in net occupancy expense was due to the additional costs associated with the expanded branch network. The 31.1% increase in miscellaneous expenses is mainly attributable to the additional costs of being a public entity.

           The Company's total assets increased $99.6 million, or 13.4%, to $841.9 million as of March 31, 2005, from $742.3 million at March 31, 2004 due primarily to loan and investment growth. Net loans increased $104.7 million, or 42.0%, to $ 354.2 million at March 31, 2005 from $249.5 million at March 31, 2004 primarily due to strong origination volume and purchases of loans, which more than offset repayment levels. Securities, including both available for sale and held to maturity issues, increased $105.0 million, or 31.7%, to $435.9 million at March 31, 2005, from $330.9 million. Cash and cash equivalents decreased by $113.6 million, or 78.5 %, to $31.1 million at March 31, 2005 as compared to $144.7 million at March 31, 2004, reflecting the investment of cash received in the our initial public stock offering in March 2004 into higher yielding loans and securities. The increase in total assets was funded by increased deposits and by FHLB borrowings.

            Total liabilities increased $96.3 million, or 17.8%, to $638.7 million at March 31, 2005 from $542.4 million at March 31, 2004. The increase in total liabilities reflected an increase of $19.5 million, or 3.6%, in deposits from $537.0 million as of March 31, 2004 to $556.5 million at March 31, 2005 which resulted from the offering of new deposit and savings products. "We are very pleased with the results from our new, high-interest Crystal Checking product, which is catching on with our depositors," Mr. Celentano said. Borrowed funds also increased $75.3 million for the year ended March 31, 2005. As part of an income enhancement strategy, management implemented a leverage strategy in May 2004, which consists of borrowing funds from the Federal Home Loan Bank of New York and simultaneously investing those funds in higher yielding investment securities.

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            Total stockholders' equity increased $3.3 million, or 1.7%, to
$203.2 million at March 31, 2005 from $199.9 million at March 31, 2004. The increase resulted primarily from net income of $5.3 million and $865,000 in ESOP shares committed to be released offset by cash dividends paid of $ 1.8 million and unrealized losses of $1.1 million on the available for sale securities portfolios.

         The Company is the holding company of the Bank, a New Jersey chartered savings and loan association headquartered in Clifton, New Jersey. The Bank operates a total of 10 full-service banking offices in northeast New Jersey.

         This release contains "forward-looking statements" which may describe future plans and strategies, including our expectations of future financial results. Management's ability to predict results or the effect of future plans or strategies is inherently uncertain. Factors that could affect our actual results include market interest rate trends, the general regional and national economic climate, our ability to control costs and expenses, actions by our competitors and federal and state regulation. As we have no control over these factors, they should be considered in evaluating any forward-looking statements and undue reliance should not be placed on such statements.



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

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA


                                                                  AT MARCH 31,
                                                    ---------------------------------------------------------
                                                            2005                2004            % Change
                                                    ---------------------  ----------------  ----------------
                                                            (Dollars in thousands)
FINANCIAL CONDITION DATA:
Total assets                                               $841,877            $742,308            13.41%
Loans receivable, net                                       354,162             249,459            41.97%
Cash and cash equivalents                                    31,121             144,657           -78.49%
Securities                                                  435,854             330,887            31.72%
Deposits                                                    556,453             537,002             3.62%
Total equity                                                203,173             199,907             1.63%


                                                              YEAR ENDED MARCH 31,
                                                    ---------------------------------------------------------
                                                            2005                2004            % Change
                                                    ---------------------  ----------------  ----------------
                                                             (Dollars in thousands)
OPERATING DATA:
Interest income                                            $ 31,369            $ 25,698            22.07%
Interest expense                                             12,397              11,716             5.81%
                                                           --------            --------
Net interest income                                          18,972              13,982            35.69%
(Provision for) recovery of loan losses                        (260)                100          -360.00%
                                                           --------            --------
Net interest income after
   (provision for) recovery of loan losses                   18,712              14,082            32.88%
Noninterest income                                              361                 291            24.05%
Noninterest expense                                          10,279               8,183            25.61%
                                                           --------            --------
Earnings before income taxes                                  8,794               6,190            42.07%
Total income taxes                                            3,514               2,501            40.50%
                                                           --------            --------
Net earnings                                               $  5,280            $  3,689            43.13%
                                                           ========            ========


                                                                  THREE MONTHS
                                                                 ENDED MARCH 31,
                                                    ---------------------------------------------------------
                                                            2005                2004            % Change
                                                    ---------------------  ----------------  ----------------
                                                             (Dollars in thousands)
OPERATING DATA:
Interest income                                            $  8,615            $  6,818            26.36%
Interest expense                                              3,517               2,907            20.98%
Net interest income                                           5,098               3,911            30.35%
(Provision) for of loan losses                                  (25)                  -               N/A
                                                           --------            --------
Net interest income after
   (provision) for loan losses                                5,073               3,911            29.71%
Noninterest income                                               71                  72            -1.39%
Noninterest expense                                           2,669               2,540             5.08%
                                                           --------            --------
Earnings before income taxes                                  2,475               1,443            71.52%
Total income taxes                                              947                 606            56.27%
                                                           --------            --------
Net earnings                                               $  1,528            $    837            82.56%
                                                           ========            ========
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                                                                                                      At or For the Three
                                                             At or For the Year Ended                    Months Ended
                                                                     March 31,                             March 31,
                                                        -----------------------------------  --------------------------------------
                                                              2005              2004               2005               2004
                                                              ----              ----               ----               ----
Performance Ratios (1):
Return on average assets                                       0.67%            0.57%              0.73%              0.43%
Return on average equity                                       2.62%            4.37%              3.01%              3.12%
Interest rate spread (2)                                       1.96%            2.01%              1.99%              1.89%
Net interest margin (3)                                        2.48%            2.23%              2.51%              2.08%
Noninterest expense to average assets                          1.30%            1.25%              1.28%              1.30%
Efficiency ratio (4)                                          53.35%           57.33%             51.64%             63.77%
Average interest-earning assets to
   average interest-bearing liabilities                        1.32x            1.11x              1.30x              1.12x
Average equity to average assets                              25.48%           12.94%             24.32%             13.73%
Earnings per share                                            $0.18            $0.13              $0.05              $0.03
Dividends per share                                           13.94%             N/A               4.97%               N/A
Dividend payout ratio                                         33.52%             N/A              41.36%               N/A


Capital Ratios:
Tangible capital                                              17.52%           17.83%             17.52%             17.83%
Core capital                                                  17.56%           17.90%             17.56%             17.90%
Risk-based capital                                            50.83%           57.71%             50.83%             57.71%

Asset Quality Ratios:
Allowance for loan losses as a percent of
   total gross loans                                           0.31%            0.33%              0.31%              0.33%
Allowance for loan losses as a percent of
   nonperforming loans                                    110000.00%          688.52%         110000.00%            688.52%
Net charge-offs to average outstanding
   loans during the period                                     0.00%            0.00%              0.00%              0.00%
Nonperforming loans as a percent of
   total loans                                                 0.00%            0.05%              0.00%              0.05%
Nonperforming assets as a percent of
   total assets                                                0.00%            0.02%              0.00%              0.02%

Other Data:
Number of:
   Real estate loans outstanding                              2,173            1,886              2,173              1,886
   Deposit accounts                                          34,709           34,916             34,709             34,916
   Full service customer service facilities                      10               10                 10                 10
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(1) Performance ratios for the three months ended March 31, 2005 and 2004 are annualized.
(2) Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Represents net interest income as a percent of average interest-earning assets.
(4) Represents noninterest expense divided by the sum of net interest income and noninterest income, excluding gains or losses on the sale of securities.